EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of S&C Holdco 3, Inc. (the Company) on Form 10-K for the fiscal year ended May 25, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Danny C. Herron, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(4) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ DANNY C. HERRON

Danny C. Herron
Chief Financial Officer

Date: August 21, 2003